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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS




     We hereby consent to the use in this Amendment No. 6 to the Registration Statement on Form S-1 of our reports dated May 7, 1999, except for Note 1 and
Note 13, as to which the date is September 27, 1999, relating to the financial statements and financial statement schedule of Women.com Networks, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.




                                        /s/ PricewaterhouseCoopers LLP
                                        ---------------------------------------


San Jose, California
October 4, 1999